Exhibit 16.1

March 4, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by NII Holdings, Inc. (copy attached), which was filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of NII Holdings, Inc. dated March 1, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 1800 Tysons Boulevard, McLean, VA 22102
T: (703) 918 3000, F: (703) 918 3200, www.pwc.com/us